Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Global Income & Currency Fund Inc.
333-127253, 811-21791

A special meeting of shareholders was held in at the offices of IQ Investment Advisors LLC, New York, New York, on September 8,
2010, and was subsequently adjourned to September 30, 2010; at this meeting the shareholders were asked to vote on the election of Board Members and the approval of a new Investment Management
Agreement.

Voting results are as follows:

<c>To approve a new investment management agreement between
the Fund and Nuveen Asset Management.
   For
      2,389,445
   Against
         160,536
   Abstain
           71,380
   Uninstructed
         236,246
      Total
      2,857,607
Approval of the Board Members
was reached as follows:



John Amboian

   For
      5,282,442
   Withhold
         175,046
      Total
      5,457,488


Robert P. Bremner

   For
      5,279,951
   Withhold
         177,537
      Total
      5,457,488


Jack B. Evans

   For
      5,282,417
   Withhold
         175,071
      Total
      5,457,488


William C. Hunter

   For
      5,281,044
   Withhold
         176,444
      Total
      5,457,488


David J. Kundert

   For
      5,281,542
   Withhold
         175,946
      Total
      5,457,488


William J. Schneider

   For
      5,282,417
   Withhold
         175,071
      Total
      5,457,488


Judith M. Stockdale

   For
      5,281,377
   Withhold
         176,111
      Total
      5,457,488


Carole E. Stone

   For
      5,280,802
   Withhold
         176,686
      Total
      5,457,488


Terence J. Toth

   For
      5,282,417
   Withhold
         175,071
      Total
      5,457,488


Proxy materials are herein incorporated by reference to the SEC filing on August 5, 2010, under Conformed Submission Type DEF 14A, accession number 0001193125-10-179164.